                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-44860

                   [SPECIALTY MORTGAGE TRUST, INC. LETTERHEAD]

                            SECURED INVESTMENT NOTES

 The prospectus dated January 19, 2001 should be read in its entirety by anyone considering an investment in the Collateralized Investment Notes being offered by Specialty Mortgage Trust, Inc.
  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 13 OF THE PROSPECTUS.

                                 MARCH 20, 2002


                        TERM                       RATE
                     ---------                     -----
                      3 MONTHS                     3.25%
                      4 MONTHS                     3.50%
                      6 MONTHS                     4.50%
                      9 MONTHS                     5.50%
                     12 MONTHS                     6.00%


OUR SECURED INVESTMENT NOTES ARE AVAILABLE IN 1-12 MONTH TERMS AND ARE PRICED BY US EACH MONTH TO ACHIEVE FOR INVESTORS HIGHER YIELDS THAN BANK CDS WITH SIMILAR
            TERMS OR BANK MONEY MARKET ACCOUNTS IN OUR MARKET AREA.

- NOTES ARE ISSUED THE 20TH OF EVERY MONTH IN A LIMITED SUPPLY WITH A MINIMUM INVESTMENT OF $25,000.

- SPECIALTY MORTGAGE TRUST COLLATERALIZED INVESTMENT NOTES ARE PRIMARILY COLLATERALIZED BY MORTGAGE LOANS WITH A PRINCIPAL BALANCE OF 150% OF SECURED NOTES. THE COLLATERAL IS HELD BY AN INDEPENDENT, THIRD PARTY TRUSTEE, BANKER'S TRUST, ONE OF WALL STREET'S MOST RESPECTED INSTITUTIONS.

                                     CONTACT
                                STACY ASTERIADIS
                                 (775) 826-0809
                              STACY@SPECIALTYFI.COM

 THE SHORT-TERM INVESTMENTS REFERRED TO ABOVE ARE NOT INSURED OR GUARANTEED BY
     ANY GOVERNMENTAL AGENCY. OFFERS OF THESE NOTES ARE MADE BY PROSPECTUS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
  COMMISSION HAS APPROVED OR DISPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

               AVAILABLE ONLY TO RESIDENTS OF NEVADA & CALIFORNIA

                         SUPPLEMENT DATED MARCH 6, 2002
                    TO THE PROSPECTUS DATED JANUARY 19, 2001